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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2010

SENECA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Not Applicable (State or other jurisdiction of incorporation)	333-117633 (Commission File Number)	54-2122988 (IRS Employer Identification No.)

310 Fourth Street Niagara Falls, NY (Seneca Nation Territory) 14303
(Address of principal executive offices, with zip code)

(716) 299-1100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

              In connection with the announced intention of Seneca Gaming Corporation (the "Company" or "SGC") to offer up to $325.0 million aggregate principal amount of Senior Notes due 2018 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act") (see "Other Events" below), the Company has furnished certain information attached hereto as Exhibit 99.3 to potential investors. The information set forth under this Item 7.01 Regulation FD Disclosure and Exhibit 99.3 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.3 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

              This report may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. These forward-looking statements are made as of the date of this report. We assume no obligation to update or revise them or provide reasons why actual results may differ. Important factors that could cause our actual results to differ materially from our expectations include, without limitation: the local, regional or global economic climate; our substantial indebtedness and potential to incur additional indebtedness; the availability of financing; our inability to generate cash flows; increased competition; changes in federal Indian law; matters relating to the Nation-State Gaming Compact between the Seneca Nation of Indians and New York State; the control of our company by the Seneca Nation of Indians; changes in the Nation's executives, the membership of the Nation's Council or the Nation's financial condition, laws or policies; changes in gaming laws or regulations; ongoing or future litigation challenging our ability to conduct gaming operations; changes in federal or state tax laws; our inability to retain existing management, fill current vacancies and attract new personnel; our limited experience operating the recently opened Seneca Hickory Stick Golf Course; seasonality and weather-related factors; investigative reviews by regulatory authorities relating to our gaming revenues; and acts of war or terrorism. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

Item 8.01    Other Events.

              On November 3, 2010, SGC issued a press release announcing that it has commenced a cash tender offer for any and all of its outstanding $500.0 million 7 1/4% Senior Notes due 2012 (CUSIP Nos. 817082 AC4 and 817082 AEO) (the "Old Notes"). The tender offer is scheduled expire at 8:00 a.m., New York City time, on December 3, 2010, unless extended or earlier terminated by the Company. In connection with the cash tender offer, the Company is also soliciting consents from the holders of the Old Notes to amend the indenture under which the Old Notes were issued to eliminate or make less restrictive most of the restrictive covenants, and certain related events of default, contained in the indenture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

              Also on November 3, 2010, SGC issued a press release announcing its intention to offer, pursuant to an exemption under the Securities Act, $325.0 million aggregate principal amount of Senior Notes due 2018 (the "New Notes"). The Company intends to use the net proceeds from the offering of the New Notes, together with proceeds from other financing, to purchase any and all of its outstanding Old Notes. The New Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

              This Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities. Any securities that may be issued in connection with the transaction described above will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
99.1	Press release, dated November 3, 2010, announcing commencement of the tender offer and consent solicitation
99.2	Press release, dated November 3, 2010, announcing the private offering of Senior Notes
99.3	Regulation FD Disclosure

 SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
Date: November 3, 2010	By:	/s/ LEE SHANNON Lee Shannon SVP and General Counsel

 Exhibit Index

Exhibit No.	Description
99.1	Press release, dated November 3, 2010, announcing commencement of the tender offer and consent solicitation
99.2	Press release, dated November 3, 2010, announcing the private offering of Senior Notes
99.3	Regulation FD Disclosure

QuickLinks

  Item 7.01 Regulation FD Disclosure.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index